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                                                             EXHIBIT 99.10(D)(I)

                                 AMENDMENT NO. 1

                                       TO

                                   SSgA FUNDS

                     MULTIPLE CLASS EXPENSE ALLOCATION PLAN

                             PURSUANT TO RULE 18f-3

                                 CLASS T SHARES

This Amendment No. 1 amends the SSgA Funds' Multiple Class Expense Allocation Plan Pursuant to Rule 18f-3 (the "Plan"). The Plan relates to shares of the series of The SSgA Funds (the "Trust"), a Massachusetts business trust. The Board of Trustees of the Trust now desires to amend Section II and Schedule A to the Plan to add Class T Shares as follows:

1. SECTION II. Section II of the Plan is hereby amended to add a new subsection No. 3, "Class T Shares," and consecutively renumber the remaining subsection. New subsection No. 3 is added in its entirety as follows:

     3. CLASS T SHARES. Class T Shares are offered without imposition of a FESL or CDSL. Class T Shares are subject to distribution and/or shareholder servicing fees and expenses payable under the Trust's 12b-1 Plan for Class T Shares. Class T Shares are offered for sale only to investors meeting the eligibility requirements disclosed in the current prospectus for such Class T Shares.

2. SCHEDULE A. Schedule A to the Plan is hereby amended to read in its entirety as Schedule A attached to this Amendment.

3. EFFECTIVE DATE. The effective date of this amendment shall be July 14, 2003.

4. OTHER TERMS. All other terms of the Plan shall remain in full force and effect.

SSgA FUNDS

By /S/ LYNN L. ANDERSON
  -----------------------------------------------
Lynn L. Anderson
President and Chairman of the Board

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                                   SCHEDULE A
                                 THE SSgA FUNDS

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3
                            AS REVISED JULY 14, 2003

FUND                                                CLASSES
----                                                -------
SSgA Aggressive Equity Fund                         Institutional Class
                                                    Class R

SSgA Bond Market Fund                               Institutional Class
                                                    Class R

SSgA Core Opportunities Fund                        Institutional Class
                                                    Class R

SSgA Disciplined Equity Fund                        Institutional Class

SSgA Emerging Markets Fund                          Institutional Class

SSgA High Yield Bond Fund                           Institutional Class

SSgA IAM SHARES Fund                                Institutional Class

SSgA Intermediate Fund                              Institutional Class

SSgA Intermediate Municipal Bond Fund               Institutional Class

SSgA International Growth Opportunities Fund        Institutional Class

SSgA International Stock Selection Fund             Institutional Class
                                                    Class R

SSgA Large Cap Growth Opportunities Fund            Institutional Class

SSgA Large Cap Value Fund                           Institutional Class

SSgA Life Solutions Balanced Fund                   Institutional Class
                                                    Class R

SSgA Life Solutions Growth Fund                     Institutional Class
                                                    Class R

SSgA Life Solutions Income and Growth Fund          Institutional Class
                                                    Class R

SSgA Money Market Fund                              Institutional Class

SSgA MSCI EAFE Index Fund                           Institutional Class

SSgA Prime Money Market Fund                        Institutional Class
                                                    Class T

SSgA S&P 500 Index Fund                             Institutional Class

SSgA Small Cap Fund                                 Institutional Class
                                                    Class R

SSgA Special Equity Fund                            Institutional Class

SSgA Tax Free Money Market Fund                     Institutional Class

SSgA Tuckerman Active REIT Fund                     Institutional Class

SSgA US Government Money Market Fund                Institutional Class

SSgA US Treasury Money Market Fund                  Institutional Class
                                                    Class T

SSgA Yield Plus Fund                                Institutional Class